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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 31, 2002


                            LAKES ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


      MINNESOTA                   0-24993                      41-1913991
   (State or other        (Commission File Number)           (IRS Employer
   jurisdiction of                                         Identification No.)
    incorporation)



        130 CHESHIRE LANE, MINNETONKA, MINNESOTA           55305
        (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (952) 449-9092


                               LAKES GAMING, INC.
          (Former name or former address, if changed since last report)


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ITEM 4.  CHANGES TO REGISTRANT'S CERTIFYING ACCOUNTANT.

         On July 31, 2002, upon the recommendation and approval of its Board of Directors and its Audit Committee, Lakes Entertainment, Inc. (the Company) dismissed Arthur Andersen LLP (Arthur Andersen) as the Company's independent auditors. On the same date, the Company engaged Deloitte & Touche LLP (D & T) to serve as the Company's independent auditors.

         Arthur Andersen's reports on the Company's consolidated financial statements for each of the fiscal years ended December 2000 and December 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2000 and December 30, 2001 and subsequently through the date of its dismissal, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years.

         Except as provided in the following paragraph, during the fiscal years ended December 31, 2000 and December 30, 2001 and subsequently through the date of D&T's engagement, the Company did not consult D&T with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events described under Item 304(a)(2)(i) and (ii) of Regulation S-K.

         In connection with D&T's completion of its new client acceptance procedures in July 2002, and prior to D&T's engagement as the Company's auditors, the Company consulted with D&T regarding the application of accounting principles to the Company's sale of land held for development in Las Vegas, Nevada. This transaction was accounted for as a sale in the Company's financial statements for the year ended December 30, 2001.

         The Company's management has subsequently determined that the transaction did not qualify for treatment as a sale under the requirements of Statement of Financial Accounting Standards No. 66, Accounting for Sales of Real Estate and that the transaction should have been accounted for under the deposit method of accounting. D&T has orally advised the Company that, based on the facts, circumstances, and assumptions presented to D&T by the Company, it concurs with the Company's determination on this matter. The effects of this restatement are described under Item 5. The Company attempted but has been unable to consult with Arthur Andersen regarding this matter.




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         The Company has provided Arthur Andersen with a copy of the foregoing disclosures and requested Arthur Andersen to provide a letter indicating its agreement or disagreement with the above disclosures. To date, the Company has been unable to obtain this letter from Arthur Andersen.

         The Company provided D&T with a copy of the disclosures contained in
Item 4 herein and provided D&T the opportunity to furnish a letter containing any new information, clarification of the above disclosures, or disagreements with the statements made herein.

ITEM 5.  OTHER EVENTS.

         Financial Reporting Issue. As discussed in Item 4, subsequent to the issuance of the Company's financial statements for the year ended December 30, 2001 and quarter ended March 31, 2002, the Company determined that the sale of the Polo Plaza Shopping Center property and the rights to the adjacent Travelodge property in Las Vegas should have been accounted for under the deposit method of accounting under the requirements of Statement of Financial Accounting Standards No. 66, Accounting for Sales of Real Estate rather than as a sale. As a result, the Company is in the process of restating its financial statements for the year ended December 30, 2001.

         The restatement will result in an aggregate decrease in current and non-current notes receivable of $30,826,000, and an increase in land held under contract for sale of $30,826,000. It will also result in the recharacterization of the loss on the transaction in the amount of $25,781,000 from a loss on sale of land held for development to an impairment of long-lived assets. The restatement will not have any effect on total assets, stockholders' equity, cash, net income or earnings per share.

         As a result of the restatement of the 2001 financial statements and Arthur Andersen's inability to provide a current audit opinion, the Company has engaged D&T to re-audit the Company's 2001 financial statements. D&T has advised the Company that it will not be in a position to complete its review of the Company's financial statements for the three and six month periods ended June 30, 2002 until it has completed the re-audit of the financial statements for the year ended December 30, 2001. Upon completion of the re-audit of the Company's 2001 financial statements, the Company will file an amendment to its 2001 Form 10-k to correct the treatment of the aforementioned transaction in the Company's financial statements and to correct any other matters which may come to the Company's attention that affect the Company's previously issued financial statements. Due to the anticipated time involved in conducting the re-audit, the Company believes that it is unlikely that it will be able to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 on a timely basis.

         Real Estate Joint Venture. On August 2, 2002, the Company announced the formation of a joint venture with Diamond Resorts, LLC, for the purpose of developing the Shark Club parcel in Las Vegas, Nevada as an upscale time-share project. The Press Release dated August 2, 2002, issued by the Registrant in connection with the formation of this joint venture has been filed as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.




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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.


99.1     Press Release dated August 2, 2002.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            LAKES ENTERTAINMENT, INC.
(Registrant)


Date: August 7, 2002                 By:/s/ Timothy J. Cope
                                        ------------------------------------
                                            Name:  Timothy J. Cope
                                            Title: Chief Financial Officer






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                                  EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION


99.1            Press Release dated August 2, 2002.










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